UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2013

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Aéropostale, Inc. adopted an amendment to the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan (the Plan”) to provide for grants of restricted stock units (“RSUs”) under the Plan (the “Amendment”) and a form of RSU award agreement (the “Award Agreement”) to evidence grants of RSUs under the Plan.

On December 13, 2013, the Committee approved grants, effective as of December 26, 2013 subject to the participant’s continued service with the Company through such date, of 110,295 and 73,530 RSUs to Thomas P. Johnson, the Company’s Chief Executive Officer and Mary Jo Pile, the Company’s Executive Vice President, Customer Engagement, respectively (the “Grants”). The Grants were made pursuant to the terms of the Plan and Award Agreements that provide that the RSUs will vest one-third on December 26, 2015, and two-thirds on April 26, 2016, with accelerated vesting upon certain terminations of service.

The foregoing descriptions of the Amendment and the Award Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment and Award Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

	10.1	First Amendment to the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan
	10.2	Form of Restricted Stock Unit Award Agreement under the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: December 17, 2013